SEVENTH AMENDMENT
TO MASTER LOAN AGREEMENT

This SEVENTH AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into as of November 29, 2013, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States (“Lender”).

RECITALS

A.     Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, which was amended by the First Amendment to Master Loan Agreement dated August 29, 2008, the Second Amendment to Master Loan Agreement dated September 28, 2009, the Third Amendment to Master Loan Agreement dated September 10, 2010, the Fourth Amendment to Master Loan Agreement dated July 29, 2011, the Fifth Amendment to Master Loan Agreement dated September 9, 2011, and the Sixth Amendment to Master Loan Agreement dated April 30, 2013 (collectively, with all supplements, modifications and other amendments thereto, the “Loan Agreement”) under which Lender agreed to extend certain financial accommodations to Borrower.

B.     Borrower has requested certain modifications to the Loan Agreement, which Lender is willing to do upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment and the related documents to be executed concurrently herewith or pursuant hereto, if any, the parties agree as follows:

1.    Amendments to Loan Agreement.

a.    The following defined term as used in the Loan Agreement and the Loan Documents shall be amended, restated and replaced by the following:

“Maturity Date” means August 1, 2018.

b.    Section 2.17 of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

Section 2.17    Reserved.

c.    Section 5.01(e) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(e)    Tangible Net Worth. During the term of this Agreement, Borrower shall achieve and maintain Tangible Net Worth of not less than sixty percent (60%) measured at the end of each fiscal year of Borrower.

e.    Section 5.01(f) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(f)    Reserved.

f.    Section 5.01(g) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(g)    Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. Borrower’s compliance with this covenant will be tested annually using Borrower’s financial statements provided pursuant to Section 5.01(c).  Principal payments due and payable on the Term Revolving Loan in the final year of the term of such Loan shall be excluded from the definition of Current Portion of Long Term Debt and thereby shall not affect the calculation of Fixed Charge Coverage Ratio during that period.  Distributions made in compliance with the terms of this Agreement or otherwise approved by the Lender, and paid during a current period which were reflected as current liability on Borrower’s Financial Statements provided pursuant to Section 5.01(c) for a prior period(s) shall also be excluded from the definition of Distributions and shall not affect the calculation of Fixed Charge Coverage Ratio during that current period.

g.    Section 5.01(s) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(s) Reserved.

h.    Section 5.02(b) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(b)     Distributions, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its stockholders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of Borrower, provided, however, Borrower may: (i) declare and pay dividends or distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of Borrower with the proceeds received from the issuance of new membership interests (units); (iii) (A) in each of Borrower’s 2013 and 2014 fiscal years (but not later than July 1 of the 2013 and 2014 calendar year) redeem certain outstanding shares of the membership interests (units) of Borrower with the proceeds of the Term Revolving Loan for an amount not to exceed $30,000,000 in the aggregate, and (B) declare and pay distributions in the aggregate, 40% of Borrower’s immediately preceding fiscal year’s Net Income (including Incentive Payments) (subsections (A) and (B) in this above are hereinafter, the “Allowed Distributions”); (iv) pay dividends or distributions which are immediately reinvested in Borrower (“Reinvestment Distributions”); (v) complete the transactions reflected on Schedule 4.01(a); and (vi) pay additional distributions in an amount reasonably acceptable to Lender (“Excess Distributions”), provided, however, that immediately prior to the proposed payment of any dividends or distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist and provided that aggregate Distributions will not exceed 65% of Borrower’s immediately preceding fiscal year’s Net Income (including Incentive Payments);

2.     Limited Waiver. Lender waives any and all covenant violations or Events of Default that have occurred or could be deemed to have occurred under the Loan Agreement, (including under Sections 5.02(b), (i) or (k) of the Loan Agreement) as a result of Borrower entering into the transactions set forth in that certain Membership Unit Repurchase Agreement dated as of June 13, 2013 between Borrower and Steven J. Retterath.

3.    Effect on Loan Agreement. Except as expressly amended by this Amendment, all of the terms of the Loan Agreement and other Loan Documents shall be unaffected by this Amendment and shall remain in full force and effect. Except as expressly stated herein, nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender or to affect, modify, or impair any of the rights of the Lender under the Loan Agreement.

4.    Conditions Precedent to Effectiveness of this Amendment. The obligations of the Lender hereunder are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:

a.    this Amendment duly executed by Borrower;

b.    all other documents, instruments, or agreements required to be delivered to Lender under the Loan Agreement and not previously delivered to Lender.

5.     Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.    The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene: (i) its articles of organization or operating agreement; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as otherwise permitted under the Loan Agreement; and

b.    This Amendment is, and each other Loan Document to which Borrower is a party, when delivered, will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.    All other representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents are true and correct and in full force and effect as of the date of this Amendment.

6.     Counterparts. It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

SIGNATURE PAGE TO
SEVENTH AMENDMENT TO MASTER LOAN AGREEMENT
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK

DATED: November 29, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Master Loan Agreement to be executed as of the date first above written.

BORROWER:

HOMELAND ENERGY SOLUTIONS, LLC,
an Iowa limited liability company

/s/ Walter Wendland
By: Walter Wendland
Its: President/CEO

STATE OF IOWA	)

) ss.

COUNTY OF Cerro Gordo	)

On this 29 day of November, 2013, before me a Notary Public within and for said County, personally appeared Walter Wendland, to me known, who being by me duly sworn, did say that he is the President/CEO of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

SEAL WHITNEY WILSON Commission Number 780939 MY COMM. EXP. 10/28/16	/s/ Whitney Wilson
Notary Public

LENDER:

HOME FEDERAL SAVINGS BANK, a
federally chartered stock savings bank organized
under the laws of the United States

/s/ Eric Oftedahl
By: Eric Oftedahl
Its: Vice President